SCHEDULE 14A INFORMATION
                    Proxy Statement Pursuant to Section 14(a)
                     of the Securities Exchange Act of 1934

Filed by the Registrant [X]
Filed by a Party other than the Registrant [  ]

Check the appropriate box:

[ ]     Preliminary Proxy Statement
[ ] Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
[X]     Definitive Proxy Statement
[ ]     Definitive Additional Materials
[ ]     Soliciting Material Pursuant to Rule 14a-11(c) or Rule 14a-12

                           REGENCY CENTERS CORPORATION
                (Name of Registrant as Specified in Its Charter)
                   ------------------------------------------
     (Name of Person(s) Filing Proxy Statement if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

[X] No fee required.

[ ] Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

(1) Title of each class of securities to which transaction applies:
    ____________________________________________________________________________
(2) Aggregate number of securities to which transaction applies:
    ____________________________________________________________________________
(3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):
    ____________________________________________________________________________
(4) Proposed maximum aggregate value of transaction:
    ____________________________________________________________________________
(5) Total fee paid:
    ____________________________________________________________________________


[ ] Fee paid previously with preliminary materials.

[ ] Check box if any part of the fee is offset as provided by Exchange
    Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the form or schedule and the date of its filing.

(1) Amount previously paid:
    ____________________________________________________________________________
(2) Form, schedule or registration statement no.:
    ____________________________________________________________________________
(3) Filing party:
    ____________________________________________________________________________
(4) Date filed:
    ____________________________________________________________________________

                           REGENCY CENTERS CORPORATION
                                ________________

                           NOTICE AND PROXY STATEMENT
                                ________________

        NOTICE OF SPECIAL MEETING OF HOLDERS OF SERIES 3 PREFERRED STOCK
                          TO BE HELD SEPTEMBER 10, 2004

TO THE HOLDERS OF DEPOSITARY SHARES REPRESENTING 7.45% SERIES 3 CUMULATIVE REDEEMABLE PREFERRED STOCK:

         PLEASE TAKE NOTICE that a special meeting of holders of 7.45% Series 3 cumulative redeemable preferred stock ("Series 3 preferred stock") of Regency Centers Corporation will be held on Wednesday, September 10, 2004, at 10:00 A.M., Eastern time, at Regency's offices, 121 West Forsyth Street, Jacksonville, Florida.

         The meeting will be held for the following purposes:

         1. To consider and vote on a proposal to amend our Restated Articles of Incorporation to increase the number of authorized shares of preferred stock to 30 million shares.

         2. To transact such other business as may properly come before the meeting or any adjournment.

         Only holders of record of Series 3 preferred stock at the close of business on July 29, 2004 will be entitled to vote at the meeting. Wachovia Bank, National Association, is the holder of record of the Series 3 preferred stock in its capacity as depositary, on behalf of depositary shares each representing 1/10th of a share of Series 3 preferred stock (the "Series 3 depositary shares or "depositary shares"). The depositary is required to vote the Series 3 preferred stock in accordance with the instructions of the holders of record of the of Series 3 depositary shares.

         Holders of Regency's outstanding common stock approved the proposal at Regency's annual meeting on April 28, 2004.

         We would appreciate your dating, signing and returning the enclosed voting instruction card to Wachovia Bank, National Association, as depositary, as promptly as possible so that the Series 3 preferred stock underlying your depositary shares may be voted.

                                        By Order of the Board of Directors,


                                        J. Christian Leavitt
                                        Senior Vice President, Secretary
                                          and Treasurer
Dated:   August 3, 2004

                           REGENCY CENTERS CORPORATION

                       121 West Forsyth Street, Suite 200
                           Jacksonville, Florida 32202

                                ________________

                     PROXY STATEMENT FOR SPECIAL MEETING OF
        HOLDERS OF SERIES 3 PREFERRED STOCK TO BE HELD SEPTEMBER 10, 2004

         This proxy statement and the enclosed voting instruction card are first being sent to holders of Regency Centers Corporation's Series 3 depositary shares on or about August 3, 2004 in connection with the solicitation by Regency's board of directors of voting instructions to be used at a special meeting of holders of our Series 3 preferred stock. The meeting will be held on Wednesday, September 10, 2004, at 10:00 A.M., Eastern time, at Regency's offices, 121 West Forsyth Street, Jacksonville, Florida.

         Wachovia Bank, National Association, in its capacity as depositary, will vote, or cause to be voted, the Series 3 preferred stock underlying the Series 3 depositary shares in accordance with the instructions of the holders of record of the Series 3 depositary shares given by means of the enclosed voting instruction card. If you sign and return the enclosed voting instruction card, you may nevertheless revoke it at any time prior to 5:00 P.M. Eastern time on September 9, 2004 by (1) giving written notice to the depositary or (2) delivering a later dated voting instruction card to the depositary at:


                       Wachovia Bank, National Association
                      Topaze Miller - Equity Services Group
                      1525 West W. T. Harris Boulevard, 3C3
                      Charlotte, North Carolina 28288-1153
                             Telephone: 704.590.7392

         The depositary will vote, or cause to be voted, the preferred shares represented by your depositary shares as directed, unless the voting instruction card is mutilated or otherwise received in such form or at such time as to render it not votable.

         If necessary, Wachovia, or the holder of its proxy, may vote in favor of a proposal to adjourn the meeting to permit further solicitation of proxies in order to approve the amendment. If the meeting is adjourned for any reason, at any subsequent reconvening of the meeting depositary shares will be voted in the same manner as they would have been voted at the original convening of the meeting (except for any voting instructions that have effectively been revoked or withdrawn).

                                VOTING SECURITIES

         Holders of a majority of the outstanding Series 3 preferred stock must be present in person or represented by proxy to constitute a quorum at the meeting. The record of shareholders entitled to vote at the special meeting was taken at the close of business on July 29, 2004. At such date, Regency had outstanding and entitled to vote 300,000 shares of Series 3 preferred stock having a liquidation value of $250 per share, all of which are held of record by Wachovia Bank, National Association. At such date, Regency had outstanding 3,000,000 shares of Series 3 depositary shares, each representing 1/10th of a share of Series 3 preferred stock. Each depositary share entitles the holder to one vote. To our knowledge, there is no depositary shareholder that owns 5% or more of the outstanding depositary shares.

                           PROPOSAL TO INCREASE NUMBER
                     OF AUTHORIZED SHARES OF PREFERRED STOCK

         The board of directors has approved, and recommends that shareholders vote in favor of, an amendment to Article 4.1(a) of the Restated Articles of Incorporation increasing the authorized preferred stock from 10 million to 30 million shares. The full text of the amendment is set forth as Appendix A.

         Holders of Regency's outstanding common stock approved the proposal at Regency's annual meeting on April 28, 2004. The affirmative vote of the holders of a majority of the votes entitled to be cast by the Series 3 preferred stock, voting as a separate class, is also required to amend our Restated Articles to increase the authorized preferred stock.

         Regency presently has outstanding or reserved for issuance the following series of non-voting preferred stock:

                                                Aggregate                                First
                           Shares Issued       Liquidation        Distribution       exchangeable
          Series            or Issuable        Preference             Rate           by Unitholder
      ----------------  -----------------  -------------------  -----------------  ------------------

      Series 3               300,000          $ 75,000,000            7.450%              N/A

      Series B(1)            850,000            85,000,000            8.750%           09/03/09

      Series C(1)            400,000            40,000,000            9.000%           09/03/09

      Series D(1)            500,000            50,000,000            9.125%           09/29/09

      Series E(1)            300,000            30,000,000            8.750%           05/25/10

      Series F(1)            240,000            24,000,000            8.750%           09/08/10
                             -------            ----------

                           2,590,000          $304,000,000
                           =========           ===========

------------------

         (1) These series of preferred stock generally will be issuable beginning 10 years after the date of issuance of the corresponding series of preferred units in our operating partnership, Regency Centers, L.P., through which we conduct all our business. Regency may call the underlying series of preferred units for redemption beginning 5 years after the date of issuance.


Purpose and Effect of the Amendment

         The board of directors has authority to issue shares of authorized preferred stock in one or more classes or series having such rights and preferences as may be determined by the board, subject to the limits provided by Florida law, including dividend rights and rights upon liquidation, and any conversion, redemption, sinking fund or voting rights. No shareholder approval is required for the issuance of authorized shares of preferred stock except to the extent mandated by rules of the New York Stock Exchange or any other exchange on which the common stock is then listed for trading. All shares of preferred stock must be senior to all common stock in the payment of dividends and/or upon liquidation. Holders of preferred stock are not entitled, as a matter of right, to preemptive rights or rights to subscribe for any other

Regency securities. Prior to the issuance of shares of any class or series, resolutions of the board establishing the class or series and determining its relative rights and preferences must be filed with the Florida Department of State as part of articles of amendment to the Articles of Incorporation.

         The ability of the board of directors to issue separate classes or series of preferred stock provides flexibility to tailor senior securities in response to terms specifically negotiated by investors. Our board of directors wishes to preserve maximum flexibility to issue preferred stock in public offerings, in private transactions with institutional investors or in the acquisition of income-producing properties when the investor wishes to hold a senior security. In order to maintain its status as a real estate investment trust for federal income tax purposes, Regency is required to distribute 90% of its REIT taxable income. Accordingly, our ability to grow depends on our ability to access external sources of capital at attractive rates. The board of directors believes that our ability to raise capital will be enhanced by having as flexible a capital structure as possible. The board intends to issue preferred stock for the purpose of raising capital and not for the purpose of making a takeover of Regency more difficult.

         We issued shares of non-voting Series 3 preferred stock in an underwritten public offering in March 2003 in the form of non-redeemable preferred stock commonly known as perpetual preferred stock." As a general rule, investors are accustomed to seeing perpetual preferred stock with a liquidation preference of $25 per share. However, to preserve flexibility to issue additional shares of preferred stock in the future, our board of directors chose to use a depositary arrangement, issuing 300,000 shares of Regency preferred stock having a liquidation preference of $250 per share, which underly 3 million depositary shares each representing a 1/10th fractional interest in a share of Series 3 preferred stock. This arrangement is cumbersome and results in additional expense because of the fees of the depositary. In addition, it makes our capital structure more complex.

         The board of directors would like to have the flexibility to issue preferred stock in the future with a per share liquidation preference of $25 per share. If holders of Series 3 preferred stock approve the proposed amendment increasing the number of authorized shares of preferred stock to 30 million shares, 27,410,000 shares would be available for future transactions. Using a liquidation preference of $25 per share, Regency would have the flexibility to raise up to approximately $685 million in the form of perpetual preferred stock. We do not anticipate issuing perpetual preferred stock that would have voting rights (except as required by law or rules of any exchange on which the preferred stock would be listed for trading). We expect that any preferred stock we issue with voting rights, such as convertible preferred stock, would have no more than one vote for each $25 of liquidation preference or would vote on an as-converted basis. We cannot issue preferred stock that is senior to our outstanding preferred stock without the approval of holders of two-thirds of the outstanding shares of preferred stock voting as a class.

         The board of directors has no present commitments, plans or proposals for the issuance of any shares of preferred stock except for (1) the shares already reserved for issuance as described above and (2) the issuance of up to approximately 500,000 shares of perpetual preferred stock having an aggregate liquidation preference of up to $125 million. The new series of perpetual preferred stock will underlie depositary shares and will be similar to our Series 3 preferred stock. We intend to use the net proceeds from the issuance of the new series of preferred stock to redeem up to $125 million of redeemable preferred units of our operating partnership, Regency Centers, L.P., that have a weighted average distribution rate of 8.83% and first become callable in September 2004 at a redemption price equal to their liquidation preference plus accrued but unpaid distributions. We also may issue perpetual preferred stock in the future, the net proceeds of which would be used to redeem other series of redeemable preferred units of our operating partnership when and as they become redeemable.

         Issuance of classes or series of preferred stock could result in one or more of the following detriments:

         * The preferred stock may be pari passu with the Series 3 preferred stock in the payment of dividends and/or liquidating distributions without any further approval of the Series 3 preferred stockholders. The issuance of such shares could reduce funds available for distribution to holders of Series 3 preferred stock.

         * In addition, class voting rights (whether granted by the specific terms of the preferred stock or by law) could delay or prevent a change of control of Regency.

         The affirmative vote of a majority of the votes entitled to be cast by the Series 3 preferred stock, voting as a separate class, is required for approval of the proposal to increase the number of authorized shares of preferred stock from 10 million to 30 million. Therefore, the affirmative vote of the majority of the outstanding Series 3 depositary shares is required for approval of the proposal. Broker non-votes and abstentions will be counted against the proposal.

         The board of directors unanimously recommends a vote "For" this proposal. All voting instructions solicited by the board of directors will be voted as directed. If no direction is indicated, the depositary will abstain with respect to the proposal.


                                  OTHER MATTERS

         The board of directors does not know of any other matters to come before the meeting. However, if any other matters properly come before the meeting, it is the intention of the persons designated as proxies to vote in accordance with their best judgment on such matters. If any other matter should come before the meeting, action on such matter will be approved if the number of votes cast in favor of the matter exceeds the number opposed.

                              SHAREHOLDER PROPOSALS

         Regulations of the Securities and Exchange Commission require proxy statements to disclose the date by which shareholder proposals must be received by the company in order to be included in the company's proxy materials for the next annual meeting. In accordance with these regulations, shareholders are hereby notified that if, pursuant to Rule 14a-8, they wish a proposal to be included in Regency's proxy statement and form of proxy relating to the 2005 annual meeting, a written copy of their proposal must be received at Regency's principal executive offices no later than November 30, 2004. Proposals must comply with the proxy rules relating to shareholder proposals in order to be included in Regency's proxy materials. For example, the Regency securities that you own must be entitled to vote on the matter you wish to propose. Notice to Regency of a shareholder proposal submitted otherwise than pursuant to Rule 14a-8 will be considered untimely if received by Regency after November 30, 2004. To ensure prompt receipt by Regency, proposals should be sent certified mail, return receipt requested.

                            EXPENSES OF SOLICITATION

         The cost of soliciting voting instructions will be borne by Regency. We have engaged Georgeson Shareholder to solicit voting instructions for the special meeting. We will pay Georgeson a fee of approximately $10,000 for its services. We may reimburse brokers and other persons holding stock in their names, or in the names of nominees, for their expenses for sending proxy material to principals and obtaining their voting instructions.

         Please specify your choices, date, sign and return the enclosed voting instruction card in the enclosed envelope, postage for which has been provided. Your prompt response will be appreciated.

                                                                      Appendix A


                      PROPOSED AMENDMENT TO INCREASE NUMBER
                     OF AUTHORIZED SHARES OF PREFERRED STOCK



         Article 4.1(a) of our Restated Articles of Incorporation is proposed to be amended in its entirety to read as follows:

         Section 4.1 Authorized Capital. The maximum number of shares of stock which the Corporation is authorized to have outstanding at any one time is one hundred ninety million (190,000,000) shares (the "Capital Stock") divided into classes as follows:

                i. Thirty million (30,000,000) shares of preferred stock having a par value of $0.01 per share (the "Preferred Stock"), and which may be issued in one or more classes or series as further described in Section 4.2; and

                ii. One hundred fifty million (150,000,000) shares of voting common stock having a par value of $0.01 per share (the "Common Stock"); and

                iii. Ten million (10,000,000) shares of common stock having a par value of $0.01 per share (the "Special Common Stock") and which may be issued in one or more classes or series as further described in
         Section 4.4.

                           REGENCY CENTERS CORPORATION
          VOTING INSTRUCTIONS SOLICITED ON BEHALF OF BOARD OF DIRECTORS
           FOR SPECIAL MEETING OF HOLDERS OF SERIES 3 PREFERRED STOCK
                               SEPTEMBER 10, 2004


         The undersigned, having received the Notice of Special Meeting of Holders of Series 3 Preferred Stock and Proxy Statement, appoints Martin E. Stein, Jr., Mary Lou Fiala and Bruce M. Johnson, and each or any of them, as proxies, with full power of substitution and resubstitution, to represent the undersigned and directs Wachovia Bank, National Association to vote all shares of 7.45% Series 3 cumulative redeemable preferred stock of Regency Centers Corporation represented by Series 3 depositary shares which the undersigned is entitled to vote at the Special Meeting of Holders of the Company's Series 3 Preferred Stock to be held on September 10, 2004, and any and all adjournments thereof, in the manner specified.



         1. Amendment to Regency's Restated Articles of Incorporation to increase the number of authorized shares of preferred stock.

        [_]  FOR                [_]  AGAINST                [_]  ABSTAIN




           (Continued and to be SIGNED and dated on the reverse side.)

                 * FOLD AND DETACH HERE AND READ REVERSE SIDE *


                          (Continued from reverse side)

THIS PROXY WILL BE VOTED AS DIRECTED. IF NO DIRECTION IS INDICATED, THE DEPOSITARY WILL ABSTAIN WITH RESPECT TO THE PROPOSAL.

         Should any other matters requiring a vote of the holders of Series 3 preferred stock arise, the above named proxies are authorized to vote the same in accordance with their best judgment in the interest of the Company. The Board of Directors is not aware of any matter which is to be presented for action at the meeting other than the matters set forth herein.

Dated:________________, 2004
                                         ________________________________(SEAL)


                                         ________________________________(SEAL)



(Please sign exactly as name or names appear hereon. Executors, administrators, trustees or other representatives should so indicate when signing.)